FOR IMMEDIATE RELEASE

MACY’S, INC. ANNOUNCES PRICING OF SENIOR NOTES

NEW YORK--(BUSINESS WIRE)-- Macy’s, Inc. (NYSE: M) (the “Company” or “Macy’s”) announced today that its wholly-owned subsidiary, Macy’s Retail Holdings, LLC (the “Issuer”), priced an offering of $850 million in aggregate principal amount of senior notes in two separate tranches, one representing $425 million in aggregate principal amount of 5.875% senior notes due 2030 (the “2030 Notes”) and the other representing $425 million in aggregate principal amount of 6.125% senior notes due 2032 (the “2032 Notes” and, together with the 2030 Notes, the “Notes”) in a private offering at an offering price of 100% of the principal amount thereof. The 2030 Notes will have a maturity date of March 15, 2030, and the 2032 Notes will have a maturity date of March 15, 2032. The closing of the offering of the Notes is expected to occur on March 10, 2022, subject to customary closing conditions. The Notes will be senior unsecured obligations of the Issuer and will be unconditionally guaranteed on a senior unsecured basis by Macy’s.

The Issuer intends to use the net proceeds from the offering of the Notes, together with cash on hand, to redeem certain of its existing outstanding senior notes and pay fees, premium and expenses in connection therewith and this offering. This press release does not constitute a notice of redemption of any of the notes subject to redemption.

This press release is for informational purposes only and is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum. The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in reliance on Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act or any applicable state securities laws. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Macy’s, Inc.

At Macy’s, Inc. (NYSE: M), we are a trusted source for quality brands at great values from off-price to luxury. Across our iconic nameplates, including Macy’s, Bloomingdale’s and Bluemercury, we help our customers express their unique style and celebrate special moments, big and small. Headquartered in New York City, we operate one of retail’s largest e-commerce businesses integrated with a nationwide footprint to deliver the most convenient and seamless shopping experience.

Forward-Looking Statements

Statements regarding the closing of the notes offering and the expected use of proceeds therefrom are “forward-looking statements” and are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those expressed in such forward-looking statements. These risks and uncertainties include, but are not limited to, general market conditions (including the COVID-19 pandemic and related economic impact) which might affect the offering. Additional information concerning these and other important risks and uncertainties can be found in the Company’s filings with the SEC, including under the captions “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended January 30, 2021 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended October 30, 2021. The Company undertakes no obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Media – Karina Frayter

media@macys.com

Investors – Mike McGuire

investors@macys.com

Released March 2, 2022